                                                                      Exhibit 11
               Universal Hospital Services, Inc. and Subsidiary


                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS

                                  (Unaudited)

                                            Three Months ended March 31,
                                            ----------------------------

                                                 1997         1996
                                               ----------   ----------
Primary:

  Net income                                   $  888,636   $  922,636
                                               ==========   ==========

  Weighted average number of common
    shares outstanding during this period       5,377,048    5,445,270

  Add common equivalent shares relating
    to outstanding options to purchase
    common stock using the treasury
    stock method                                  235,351      109,980
                                               ----------   ----------
  Weighted average number of common and
    common equivalent shares outstanding        5,612,399    5,555,250
                                               ==========   ==========

  Primary net earnings per common share        $     0.16   $     0.17
                                               ==========   ==========


Fully Diluted:


  Net income                                   $  888,636   $  922,636
                                               ==========   ==========

  Weighted average number of common shares
    outstanding during this period              5,377,048    5,445,270

  Add common equivalent shares relating to
    outstanding options to purchase common
    stock using the treasury stock method         273,775      109,980
                                               ----------   ----------

    Weighted average number of common and
    common equivalent shares outstanding        5,650,823    5,555,250
                                               ==========   ==========

  Fully diluted net earnings per common
    share                                      $     0.16   $     0.17
                                               ==========   ==========
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